EXHIBIT (d)(2)

                           THE GREATER CHINA FUND, INC.
                                 RIGHTS OFFERING


              SHAREHOLDER SUBSCRIPTION CERTIFICATE AND EXERCISE FORM

                  VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
              BEFORE 5:00 P.M. NEW YORK CITY TIME ON APRIL 12, 1996,
                     UNLESS THE OFFER IS EXTENDED BY THE FUND


   As the registered owner of this Subscription Certificate, you have been granted Rights, based on the number of shares you owned on March 18, 1996 (the "Record Date"), to subscribe for the number of Shares of the Fund's common stock shown on the reverse of this Certificate. Under the Primary Subscription, you may subscribe for one new Share for every four Rights held. The Subscription Price per Share will be [90]% of the lower of (i) the average of the last reported sale price of a share of the Fund's common stock on the New York Stock Exchange on the expiration date of the Offer (the "Pricing Date") and the four preceding business days and (ii) the net asset value per share of the Fund's common stock as of the close of business on the Pricing Date. Under the Over-Subscription Privilege, you may subscribe for any number of additional Shares (to the extent available), provided you have subscribed for the maximum number of Shares for which you are eligible under the Primary Subscription.

                                                            SAMPLE CALCULATION
                                                     (FOR ILLUSTRATIVE PURPOSES ONLY)



       -     A shareholder who owns 100 shares on the Record Date would be issued 100 Rights.

       -     100 Rights entitle the shareholder to subscribe for 25 new Shares at the rate of one new Share for every four Rights held, after fractional Shares have been excluded.  Fractional Shares will not be issued.


       -     At the Estimated Subscription Price of $[13.95] per Share, the payment amount due for the 25 new
             Shares would be $[348.75].


       100              / 4 =         [25]             x    $[13.95]                  =    $[348.75]

       (No. of                   (No. of Shares,            (Estimated                    (Payment to be
       Rights)                   excluding                  Subscription Price per        Remitted)
                                 fractional Shares)         Share)
       *  $[13.95] is the Estimated Subscription Price only.  The final Subscription Price, which will be determined on April 12, 1996, unless the Offer is extended by the Fund, could be higher or lower than
       $[13.95], depending on movements in the net asset value and market price of the shares.


                                                       METHOD OF EXERCISE OF RIGHTS

     To exercise your Rights, subscribe for Shares and calculate the payment amount for such Shares, you must either (i) complete
     Sections 1 and 2 (and, if applicable, Section 3) of the Exercise Form on the reverse of this Certificate, and deliver the
     Subscription Certificate and payment for the Shares to the Subscription Agent by one of the methods described below or (ii)
     deliver a properly completed Notice of Guaranteed Delivery to the Subscription Agent by one of the methods described below, in either case prior to 5:00 P.M., New York City Time, on the Expiration Date.

     (1)  BY FIRST CLASS MAIL,             (2)  BY HAND:                     (3)   BY FACSIMILE:
          EXPRESS MAIL OR                                                          (Original Subscription
          OVERNIGHT COURIER:                                                       Certificate must be sent
                                                                                   by method (1) or (2))

          PNC Bank, N.A.                        PNC Bank, N.A.                     PNC Bank, N.A.
          c/o ACS                               c/o PNC Trust Company              Fax to:  (212) 505-4576
          915 Broadway--5th Floor                40 Broad Street--5th Floor          Confirm to:  (212) 505-4416
          New York, New York  10010             New York, New York  10004

          DELIVERY TO AN ADDRESS OTHER THAN THAT LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.


     Confirmation notices will be sent to shareholders by [April 24], 1996, unless the Offer is extended (the "Confirmation Date").

                  RIGHTS TO PURCHASE SHARES ARE NON-TRANSFERABLE

   Any questions regarding this Subscription Certificate and the Offer may be directed to the Subscription Agent, PNC Bank, National Association, toll free at (800) 852-4750.

                                                       TAX ID
   NUMBER:____________
                                         Subscription Certificate
   No.____________
                                                          Account
   No.____________
                                Rights Represented by the
   Certificate____________
                                Primary Subscription Shares
   Available____________

     SECTION 1: DETAILS OF SUBSCRIPTION--PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

                       IF YOU WISH TO SUBSCRIBE FOR ALL OF THE SHARES YOU ARE ENTITLED TO PURCHASE:

       A. I wish to subscribe for all of      ____________________            x  $[13.95]* =   $____________
          the Shares I am entitled to         (Total number of new Shares                      Payment Amount
          purchase under the Primary          entitled to be purchased)
          Subscription.

       B. I wish to subscribe for             ____________________            x  $[13.95]* =   $____________
          additional Shares, if available,    (Number of over-subscription                     Payment Amount
          pursuant to the Over-Subscription   Shares subscribed for)
          Privilege.**
                                  TOTAL AMOUNT ENCLOSED                             =          $____________


       ** You may only purchase additional Shares pursuant to the Over-Subscription Privilege if you have fully exercised the Rights issued to you under the Primary Subscription.

       IF YOU DO NOT WISH TO SUBSCRIBE FOR ALL OF THE SHARES YOU ARE ENTITLED TO PURCHASE:

       C. I wish to subscribe only for the    ____________________            x  $[13.95]* =   $____________
          following number of Shares under    (Number                                          Payment Amount
          the Primary Subscription.           of new Shares to be
                                              purchased)
                                  TOTAL AMOUNT ENCLOSED                             =          $____________

       *  Estimated Subscription Price only; the final Subscription Price may be higher or lower.

     SECTION 2: CERTIFICATION

              I acknowledge that I have received the Prospectus for this Offer, and I hereby irrevocably subscribe for the number of new Shares indicated above on the terms and conditions set forth in the
       Prospectus.   I understand and agree that I will be obligated to pay any additional purchase price amounts for these new Shares to the Fund if the Subscription Price, as determined on the Expiration Date, is in excess of the $[13.95] Estimated Subscription Price.

              I hereby agree that if I fail to pay the full Subscription Price for the Shares I have subscribed for, the Fund may exercise any of its remedies, as noted in the Prospectus.


          Name and Signature of Shareholder(s)                                           _________________

                                                                                         _________________

                                                                                         _________________
          Please provide your telephone number:                                          (     )__________


              If you wish to have your Shares and refund check (if any) delivered to an address other than the address of record listed on the top of this card, you must have your signature guaranteed by a member of the New York Stock Exchange or by a bank or trust company with an office or correspondent in the United
       States and provide the delivery address below.  Please check below if your address of record should be changed to this address permanently:


       Delivery Address:                               Change my address of record       ( )
                                                       to such delivery address
       _________________________________

       _________________________________

       _________________________________



     SECTION 3: DESIGNATION OF BROKER/DEALER

       The following broker/dealer is hereby designated as having been instrumental in my exercise of Rights pursuant to this Offer:
       FIRM:_________________________________

       BROKER/DEALER NAME:_________________________________
       BROKER/DEALER NUMBER:_________________________________